UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2010

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broadway
New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Registrant’s Former Name or Address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Take-Two Interactive Software, Inc. (the “Company”) has entered into an agreement (the “Agreement”), dated January 20, 2010, with Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., and Beckton Corp. (collectively, the “Icahn Group”).  Under the Agreement the Company has agreed that it will include SungHwan Cho, Brett Icahn, and James Nelson, and not include Grover C. Brown, Ben Feder, and John F. Levy, in its slate of nominees for election as directors of the Company at the Company’s 2010 annual meeting of stockholders (the “2010 Annual Meeting”).  The Agreement further provides that the Icahn Group will refrain from the solicitation of proxies in connection with the 2010 Annual Meeting and will cause all shares of Company common stock beneficially owned by each member to be voted at the 2010 Annual Meeting in favor of the directors nominated by the Company’s board of directors.

A copy of the Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.  On January 21, 2010, the Company issued a press release announcing the signing of the Agreement.  A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Agreement, dated January 20, 2010, by and between Take-Two Interactive Software, Inc. and the Icahn Group (as defined therein).

99.1	Press Release, issued by Take-Two Interactive Software, Inc. on January 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Daniel P. Emerson
	Name:	Daniel P. Emerson
	Title:	Senior Vice President, Associate General Counsel and Secretary
Date: January 21, 2010

EXHIBIT INDEX

Exhibits	Description

10.1	Agreement, dated January 20, 2010, by and between Take-Two Interactive Software, Inc. and the Icahn Group (as defined therein).
99.1	Press Release, issued by Take-Two Interactive Software, Inc. on January 21, 2010.